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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): SEPTEMBER 10, 1997


                           DATA DOCUMENTS INCORPORATED
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


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
          DELAWARE                   33-82700                    47-0714942
(STATE OR OTHER JURISDICTION  (COMMISSION FILE NUMBER) (IRS EMPLOYER IDENTIFICATION NO.)
      OF INCORPORATION)
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  4205 SOUTH 96TH STREET, OMAHA, NEBRASKA                               68127
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                             (ZIP CODE)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (402) 339-0900

                                 NOT APPLICABLE
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)


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ITEM 5. OTHER EVENTS.

        On September 10, 1997, the Registrant entered in an Agreement and Plan of Merger (the "Merger Agreement") among Corporate Express, Inc., a Colorado corporation ("CEXP"), IDD Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of CEXP ("Acquisition Sub"), and the Registrant, providing for the merger (the "Merger") of Acquisition Sub with and into the Registrant. Pursuant to the Merger Agreement, the Registrant will become a wholly-owned subsidiary of CEXP and each outstanding share of the Registrant's common stock will be converted into 1.1 shares of CEXP's common stock. The exchange ratio is subject to adjustment if the price per share of CEXP's common stock is greater than $18.20 or less than $15.00 during a specified period prior to the closing date of the Merger, as provided in the Merger Agreement. In addition, the parties have the right to terminate the Merger Agreement in certain circumstances as provided in the Merger Agreement. The shares of CEXP's common stock to be issued to the Registrant's stockholders will be registered on a Registration Statement on Form S-4 filed under the Securities Act of 1933, as amended. The consummation of the Merger is subject to approval by the Registrant's stockholders, receipt of all necessary regulatory approvals, satisfactory confirmation that the Merger will be treated as a tax-free reorganization and accounted for as a pooling of interests, and other customary conditions. The Merger Agreement may be terminated by the parties if the Merger is not consummated by December 31, 1997.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

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
        (c)    Exhibits:

               The following exhibit is filed with this report on Form 8-K:

               Exhibit No.   Description

               2.1           Agreement and Plan of Merger, dated as of September 10, 1997, by and among Corporate Express, Inc., IDD Acquisition Corp. and
                             Data Documents Incorporated.
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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  DATA DOCUMENTS INCORPORATED



Date: September 15, 1997          By:    /s/ A. Robert Thomas
                                     -----------------------------
                                     A. Robert Thomas, Chief Financial Officer



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                                  EXHIBIT INDEX

Exhibit No.   Description

2.1 Agreement and Plan of Merger, dated as of September 10, 1997, by and among Corporate Express, Inc., IDD Acquisition Corp. and Data Documents Incorporated.